Exhibit 3.3

BYLAWS OF

PAYLOCITY HOLDING CORPORATION

ARTICLE I

OFFICES

The Corporation shall continuously maintain in the State of Delaware a registered office and a registered agent whose office is identical with such registered office, and may have other offices within or without the state.

ARTICLE II

MEETINGS OF SHAREHOLDERS

2.1                               Place and Time of Meetings.  Meetings of shareholders shall be held at such place, either within or without the State of Delaware, and at such time as may be provided in the notice of the meeting and approved by the President or the Board of Directors. The Board of Directors may, in its sole discretion, determine that an annual or special meeting shall not be held at any place, but shall be held solely by means of remote communication, subject to such guidelines and procedures as the Board of Directors may adopt, as permitted by applicable law.

2.2                               Organization and Order of Business.  The Chief Executive Officer shall serve as chairman at all meetings of the shareholders. In the absence of the foregoing officer or if he declines to serve, a majority of the shares entitled to vote at a meeting may appoint any person entitled to vote at the meeting to act as chairman. The Secretary or, in his absence, an Assistant Secretary shall act as secretary at all meetings of the shareholders. In the event that neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting may appoint any person to act as secretary of the meeting.  The Chief Executive Officer shall have the authority to make such rules and regulations, to establish such procedures and to take such steps as he may deem necessary or desirable for the proper conduct of each meeting of the shareholders, including, without limitation, the authority to make the agenda and to establish procedures for (i) dismissing of business not properly presented, (ii) maintaining of order and safety, (iii) placing limitations on the time allotted to questions or comments on the affairs of the Corporation, (iv) placing restrictions on attendance at a meeting by persons or classes of persons who are not shareholders or their proxies, (v) restricting entry to a meeting after the time prescribed for the commencement thereof and (vi) commencing, conducting and closing voting on any matter.

2.3                               Annual Meeting.  The annual meeting of shareholders shall be held on such date as shall be set by the Board of Directors for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If such date is a legal holiday, then the annual meeting of shareholders shall be held on the next succeeding business day.

2.4                               Special Meetings.  Special meetings of the shareholders may be called only by the Chief Executive Officer, the Board of Directors or by the holders of not less than one-fifth of all the outstanding shares of the Corporation. Notwithstanding the foregoing, the holders of a majority of the then outstanding shares of the Corporation’s Series A Convertible Preferred Stock shall be entitled to call a special meeting of the shareholders for the sole purpose of electing a Series A Director (as defined in the Corporation’s Certificate of Incorporation). Only business within the purpose or purposes described in the notice for a special meeting of shareholders may be conducted at the meeting.

2.5                               Record Dates.  The Board of Directors may fix, in advance, a record date to make a determination of shareholders for any purpose, such date to be not more than 60 days or, in the case of (i) a plan of merger or share exchange, (ii) the sale, lease, exchange or other disposition of all or substantially all the property of the Corporation otherwise than in the usual and regular course of business or (iii) the dissolution of the Corporation, not more than 20 days before the meeting or action requiring a determination of shareholders. If no such record date is set the record date shall be the close of business on the date on which the first notice is given.

2.6                               Notice of Meetings.  Written notice stating the place, day and hour of each meeting of shareholders, the means of remote communications, if any, by which shareholders and proxyholders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than 10 nor more than 60 days before the date of the meeting (except when a different time is required in these Bylaws or by law) either personally or by e-mail, mail, telephone, telegraph, teletype, telecopy or other form of wire or wireless communication or by private courier to each shareholder of record entitled to vote at such meeting and to such nonvoting shareholders as may be required by law. If mailed, such notice shall be deemed to be effective when deposited in first class United States mail with postage thereon prepaid (or in the case of shareholders not resident in the United States, when deposited with an internationally recognized courier service) and addressed to the shareholder at his address as it appears on the share transfer books of the Corporation. If given in any other manner, such notice shall be deemed effective when (i) given personally or by telephone, (ii) sent by e-mail, telegraph, teletype, telecopy or other form of wire or wireless communication or (iii) given to a private courier to be delivered.

Notice of a shareholder’s meeting to act on (i) an amendment of the Certificate of Incorporation, (ii) a plan of merger or share exchange, (iii) the sale, lease, exchange or other disposition of all or substantially all the property of the Corporation otherwise than in the usual and regular course of business or (iv) the dissolution of the Corporation, shall be given, in the manner provided above, not less than 20 nor more than 60 days before the date of the meeting. Any notice given pursuant to this section shall state that the purpose, or one of the purposes, of the meeting is to consider such action and shall be accompanied by (x) a copy of the proposed amendment, (y) a copy of the proposed plan of merger or share exchange or (z) a summary of the agreement pursuant to which the proposed transaction will be effected. If only a summary of the agreement is sent to the shareholders, the Corporation shall also send a copy of the agreement to any shareholder who requests it. If a meeting is adjourned to a different date, time or place, notice need not be given if the new date, time or place is announced at the meeting before adjournment. However, if a new record date for an adjourned meeting is fixed, notice of the adjourned meeting shall be given to shareholders as of the new record date unless a court provides otherwise.

2.7                               Voting Lists.  The officer or agent having charge of the transfer books for shares of the Corporation shall make, within 20 days after the record date for a meeting of shareholders or 10 days before such meeting, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each shareholder, which list, for a period of 10 days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder, and to copying at the shareholder’s expense, at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in the State of Illinois, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

2.8                               Quorum and Voting Requirements.  Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless otherwise required by law, a majority of the votes entitled to be cast on a matter by a voting group constitutes a quorum of that voting. group for action on that matter, but in no event shall a quorum consist of less than one third of the votes of the shares entitled so to vote. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or shall be set for that adjourned meeting. Except as set forth in the Certificate of Incorporation with regard to certain matters, if a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action unless a greater number of affirmative votes is required by law. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Less than a quorum may adjourn a meeting.

2.9                               Proxies.  A shareholder may vote his shares in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for him by signing an appointment form, either personally or by his attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes and is valid for eleven (11) months unless a longer period is expressly provided in the appointment form. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest. The death or incapacity of the shareholder appointing a proxy does not affect the right of the Corporation to accept the proxy’s authority unless notice of the death or incapacity is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment. An irrevocable appointment is revoked when the interest with which it is coupled is extinguished. A transferee for value of shares subject to an irrevocable appointment may revoke the appointment if he did not know of its existence when he acquired the shares and the existence of the irrevocable appointment was not noted conspicuously on the certificate representing the shares. Subject to any legal limitations on the right of the Corporation to accept the vote or other action of a proxy and to any express limitation on, the proxy’s authority appearing on the face of the appointment form, the Corporation is entitled to accept the proxy’s vote or other action as that of the shareholder making the appointment. Any fiduciary who is entitled to vote any shares may vote such shares by proxy.  If authorized by the Board of Directors in accordance with these Bylaws and applicable law, shareholders and proxyholders not physically present at a meeting of shareholders may, by means of remote communication, (i) participate in a meeting of shareholders and (ii) be deemed present in person and vote at a meeting of the shareholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (x) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a shareholder or proxyholder, (y) the Corporation shall implement reasonable measures to provide such shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (z) if any shareholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

2.10                        Voting of Shares.  Unless otherwise provided in the Certificate of Incorporation, each outstanding share, regardless of class, shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

2.11                        Voting of Shares by Certain Holders.  Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, proxy or legal representative authorized to vote such shares under the law of incorporation of such corporation. The Corporation may treat the president or chief executive officer of such corporation, together with any other person or office holder indicated by such corporation, as a person or office holder authorized to vote such shares. Shares standing in the name of a deceased person, a minor ward or a person under legal disability may be voted by his or her administrator, executor or court appointed guardian, either in person or by proxy without a transfer of such shares into the name of such administrator, executor or court appointed guardian. Shares standing in the name of a trustee may be voted by him, her or it, either in person or by proxy. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his, her or its name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

2.12                        Inspectors.  At any meeting of shareholders, the chairman of the meeting may, or upon the request of any shareholder shall, appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting based upon their determination of the validity and effect of proxies, count all votes and report the results, and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.  Each report of an inspector shall be in writing and signed by him or her or by a majority of the inspectors if there be more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

2.13                        Action Without Meeting.  Any action required by law to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, selling forth the action so taken, shall be signed by (i) the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting or (ii) all of the shareholders entitled to vote with respect to the subject matter thereof. If such consent is signed by less than all of the shareholders entitled to vote, then such consent shall become effective only if at least 5 days prior to the execution of the consent a notice in writing is delivered to all shareholders entitled to vote with respect to the subject mailer thereof and, after the effective date of the consent, prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be delivered in writing to the shareholders who have not consented in writing.

2.14                        Voting by Ballot.  Voting on any question or in any election may be viva voce unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

ARTICLE III

DIRECTORS

3.1                               General Powers. The Corporation shall have a Board of Directors. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, its Board of Directors, subject to any limitation set forth in the Certificate of Incorporation.

3.2                               Number and Term. The number of directors of the Corporation shall be five (5). This number may be changed from time to time by amendment to these Bylaws by the directors or the shareholders. Directors need not be residents of Delaware or shareholders of the Corporation. A decrease in number shall not shorten the term of any incumbent director. Each director shall hold office until his death, resignation or removal or until his successor is elected.

3.3                               Election. Except as provided in Section 3.4 and in the Certificate of Incorporation, and in accordance with any Shareholders Agreement or Voting Agreement of the Corporation that may then be in effect, the directors (other than initial directors) shall be elected by the holders of the common shares and preferred shares at ‘each annual meeting of shareholders, and those persons who receive the greatest number of votes shall be deemed elected until all of the number of directors permitted by Section 3.2 shall have been elected. No individual shall be named or elected as a director without his prior consent.

3.4                               Removal; Vacancies. Subject to the terms of the Certificate of Incorporation or any Shareholders Agreement or Voting Agreement of the Corporation then in effect, the shareholders may remove one or more directors with or without cause if the number of votes cast to remove him constitutes a majority of the votes entitled to be cast at an election of directors. A director may be removed by the shareholders only at a meeting called for the purpose of removing him and the meeting notice must state that the purpose, or one of the purposes of the meeting, is removal of the director.  Subject to compliance with the terms of the Certificate of Incorporation or any Shareholders Agreement or Voting Agreement, a vacancy on the Board of Directors, including a vacancy resulting from the removal of a director or an increase in the number of directors, may be filled by the shareholders or the Board of Directors but the new director may not take office until the vacancy occurs.

3.5                               Annual and Regular Meetings. An annual meeting of the Board of Directors, which shall be considered a regular meeting, shall be held immediately following each annual meeting of shareholders for the purpose of electing officers and carrying on such other business as may properly come before the meeting. The Board of Directors may also adopt a schedule of additional meetings which shall be considered regular meetings. Regular meetings shall be held at such times and at such places, within or without the State of Delaware, as the Chief Executive Officer or the Board of Directors shall designate from time to time. If no place is designated, regular meetings shall be held at the principal office of the Corporation.

3.6                               Special Meetings. Special meetings of the Board of Directors may be called by the Chief Executive Officer or any member of the Board of Directors of the Corporation and shall be held at such times and at such places, within or without the State of Delaware, as the person or persons calling the meetings shall designate. If no such place is designated in the notice of a meeting, it shall be held at the principal office of the Corporation.

3.7                               Notice of Meetings. No notice need be given of regular meetings of the Board of Directors. Notices of special meetings of the Board of Directors shall be given to each director in person or delivered to his residence or business address (or such other place as he may have directed in writing) not less than two days before the meeting by e-mail, mail, messenger, telecopy, telegraph or other means of written communication or by telephoning such notice to him. Any such notice shall set forth the time and place of the meeting and state the purpose for which it is called.

3.8                               Waiver of Notice; Attendance at Meeting. A director may waive any notice required by law, the Certificate of Incorporation or these Bylaws before or after the date and time stated in the notice and such waiver shall be equivalent to the giving of such notice. Except as provided in the next paragraph of this section, the waiver shall be in writing, signed by the director entitled to the notice and filed with the minutes or corporate records. A director’s attendance at or participation in a meeting waives any required notice to him of the meeting unless the director, at the beginning of the meeting or promptly upon his arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

3.9                               Quorum; Voting. Unless otherwise provided by the Certificate of Incorporation, (i) a majority of the number of directors fixed in these Bylaws shall constitute a quorum for the transaction of business at a meeting of the Board of Directors and (ii) if a quorum is present when a vote is taken, the affirmative vote of a majority of the directors present is the act of the Board of Directors.

3.10                        Telephonic Meetings. The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

3.11                        Action Without Meeting. Action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board. The action shall be evidenced by one or more written consents stating the action taken, signed by each director either before or after the action is taken and included in the minutes or filed with the corporate records. Action taken under this section shall be effective when the last director signs the consent unless the consent specifies a different effective date in which event the action taken is effective as of the date specified therein provided the consent states the date of execution by each director.

3.12                        Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

ARTICLE IV

COMMITTEES OF DIRECTORS

4.1                               Committees. The Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them. Unless otherwise provided in these Bylaws, each committee shall have two or more members who serve at the pleasure of the Board of Directors. The creation of a committee and appointment of members to it shall be approved by a majority of all of the directors in office when the action is taken.

4.2                               Authority of Committees. To the extent specified by the Board of Directors, each committee may exercise the authority of the Board of Directors, except to the extent limited by law.

4.3                               Committee Meetings; Miscellaneous. The provisions of these Bylaws which govern meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors shall apply to committees of directors and their members as well.

4.4                               Action Without Meeting. Action required or permitted to be taken at a meeting of a committee of the Board of Directors may be taken without a meeting if the action is taken by all members of the committee. The action shall be evidenced by one or more written consents stating the action taken, signed by each director either before or after the action is taken and included in the minutes or filed with the corporate records. Action taken under this section shall be effective when the last member of the committee signs the consent unless the consent specifies a different effective date in which event the action taken is effective as of the date specified therein provided the consent states the date of execution by each member of the committee.

ARTICLE V

OFFICERS

5.1                               Officers. The officers of the Corporation shall be a Chief Executive Officer, President, one or more Vice Presidents, a Treasurer and a Secretary, and, in the discretion of the Board of Directors, such other officers as may be deemed necessary or advisable to carry on the business of the Corporation. Any two or more offices may be held by the same person.

5.2                               Election; Term. Officers shall be elected annually by the Board of Directors. Officers shall hold office, unless sooner removed, until the next annual meeting of the Board of Directors or until their successors are elected. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Any officer may resign at any time upon Written notice to the Board of Directors and such resignation shall be effective when notice is delivered unless the notice specifies a later effective date.

5.3                               Removal of Officers. The Board of Directors may remove any officer when it deems it to be in the best interests of the Corporation.

5.4                               Chief Executive Officer. The Chief Executive Officer shall preside as chairman at all meetings of shareholders, the Board of Directors and any committees of which he or she is a member and shall have any other powers and duties that are prescribed by the Board of Directors or these Bylaws.

5.5                               President. The president shall be the Corporation’s general manager and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business, affairs and officers of the Corporation. He or she shall have the general powers and duties of management usually vested in the office of president of a corporation; shall have-any other powers and duties that are prescribed by the Board of Directors or these Bylaws; and shall be primarily responsible for carrying out all orders and resolutions of the Board of Directors.

5.6                               Vice Presidents. In the absence of the president or in the event of his or her inability or refusal to act, the vice president (if elected by the Board of Directors or, in the event there be more than one vice president, the vice presidents in the order designated or, in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Any vice president shall perform such other duties as from time to time may be assigned to him or her by the president, the board of directors or these Bylaws.

5.7                               Treasurer. The treasurer shall: (i) have charge and custody of and be responsible for all funds and securities of the Corporation; (ii) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositaries as shall be approved by the Board of Directors; and (iii) in general perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him or her by the president, the Board of Directors or these Bylaws.

5.8                               Secretary.  The secretary shall: (i) keep the minutes of the meetings of the shareholders, the Board of Directors and committees of directors, in one or more books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (iii) be custodian of the corporate records and of the seal, if any, of the Corporation and, if the Corporation adopts a corporate seal, see that such seal is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws; (iv) keep a register of the post-office address of each shareholder which shall be furnished to the secretary by such shareholder; (v) have general charge of the stock transfer books of the Corporation; and (vi) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him or her by the president, the Board of Directors or these Bylaws.

5.9                               Assistant Treasurers and Assistant Secretaries. The assistant treasurers shall, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The assistant treasurers and assistant secretaries, in general, shall perform such duties as shall be assigned to them by the treasurer or the secretary, respectively, or by the president, the Board of Directors or these Bylaws.

5.10                        Compensation. Salaries of officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

ARTICLE VI

SHARES AND THEIR TRANSFER

6.1                               Certificates for Shares. Shares of the Corporation’s stock may be certificated or uncertificated. Certificates representing shares of the Corporation shall be in such form as may be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefore upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

6.2                               Transfers of Shares. Transfers of shares of the Corporation shall be made only on the books of the Corporation by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. Uncertificated shares shall be transferred upon the receipt of proper transfer instructions from the registered owner of such uncertificated shares.

ARTICLE VII

DIVIDENDS

The Board of Directors may from time to time declare, and the Corporation may pay, in the manner and upon the terms and conditions provided by law and the Certificate of Incorporation, dividends on its outstanding shares in cash, property or its own shares.

ARTICLE VIII

INDEMNIFICATION

8.1                               Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by law as in effect on the date of adoption of these Bylaws or as it may thereafter be amended, any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person. The Corporation shall not be required to indemnify a person in connection with a proceeding initiated by such person, including a counterclaim or crossclaim, unless the proceeding was authorized by the Board of Directors. For purposes of this Article VIII: (i) any reference to “other enterprise” shall include employee benefit plans; (ii) any reference to “fines” shall include any excise taxes assessed against a person with respect to any employee benefit plan; (iii) any reference to “serving at the request of the Corporation” shall include any service as a director or officer of the Corporation that imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and (iv) a person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” for purposes of this Article VIII.

8.2                               Prepayment of Expenses.  The Corporation may pay or reimburse the reasonable expenses incurred by an officer or director in defending any proceeding in advance of its final disposition if the Corporation has received in advance an undertaking by the person receiving such payment or reimbursement to repay all amounts advanced if it should be ultimately determined that he or she is not entitled to be indemnified under this Article VIII or otherwise. The Corporation may require security for any such undertaking.

8.3                               Claims. If a claim for indemnification or payment of expenses under this Article VIII is not paid in full within sixty days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action, the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

8.4                               Non-Exclusivity of Rights. The rights conferred on any person by this Article VIII shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

8.5                               Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director or officer of another corporation, partnership, joint venture or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture or other enterprise.

8.6                               Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VIII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE IX

MISCELLANEOUS PROVISIONS

9.1                               Fiscal Year. The fiscal year of the Corporation shall be determined in the discretion of the Board of Directors.

9.2                               Corporate Seal. The Board of Directors may provide a corporate seal, which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the words, “Corporate Seal, Delaware.”

9.3                               Waiver of Notice. Whenever any notice is required to be given under the provisions of these Bylaws, the Certificate of Incorporation or the Delaware General Corporation Law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, .shall be deemed equivalent to the giving of notice.

9.4                               Conflicts. In case there is any conflict between the terms of these Bylaws and any Shareholders Agreement or Voting Agreement of the Corporation then in effect, the terms of such Shareholders Agreement or Voting Agreement shall prevail.

9.5                               Amendments. The power to make, alter, amend or repeal these Bylaws shall be vested in the Board of Directors unless reserved to the shareholders in the Certificate of Incorporation or by the Delaware General Corporation Law.